Exhibit 10.1

FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT

This FOURTH AMENDMENT TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) dated as of July 21, 2015, is by and between MGT Sports, Inc. (the “Seller”), and Random Outcome USA Inc. (the “Purchaser”).

WHEREAS, the Seller and the Purchaser are party to that certain Asset Purchase Agreement, dated as of June 11, 2015 (the “Asset Purchase Agreement”); and

WHEREAS, the Seller and the Purchaser are party to that certain Amendment to Asset Purchase Agreement, dated as of June 30, 2015 (the “First Amendment Agreement”), a certain Second Amendment to Asset Purchase Agreement, dated July 15, 2015 (the “Second Amendment Agreement”), and a certain Third Amendment to Asset Purchase Agreement, dated July 20, 2015 (the “Third Amendment Agreement”); and

WHEREAS, the relevant provisions of both the Second Amendment Agreement and the Third Amendment Agreement are null and void, having reached contractual time limited terminations; and

WHEREAS, the Asset Purchase Agreement may be amended by a writing signed by the Seller and the Purchaser pursuant to Section 9.6 of the Asset Purchase Agreement; and

WHEREAS, the Seller and the Purchaser desire to amend the Asset Purchase Agreement as set forth below:

NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, and other good and valuable consideration, the undersigned agree as follows:

1.          The provisions of the First Amendment Agreement, the Second Amendment Agreement, and the Third Amendment Agreement that previously amended provisions being amended under this Amendment shall be null and void.

2.          The parties agree the Asset Purchase Agreement shall be amended as follows:

a.	The first sentence in Section 4.1 is hereby amended to replace the words “June 30, 2015” with “on or before August 31, 2015 at the election of the Purchaser.”

b.	Before the last sentence in Section 4.1 add the following: “The Seller shall cooperate with the Purchaser and use reasonable efforts to ensure that the Closing occurs as soon as the Purchaser is in a position to close the transactions contemplated in this Agreement.”

c.	The Cash Payment amount in Section 3.3(i) is hereby amended to include the following words directly following “Four Million USD ($4,000,000)”:

d.	“plus Ten Thousand USD ($10,000) per calendar day for the period starting on July 15, 2015 and ending on the Closing Date,” The number of Warrants to be issued to Seller in Section 3.3(iv) is hereby amended to replace “One Million (1,000,000)” with “One Million Five Hundred Thousand (1,500,000).” Section 3.3(iv) is hereby further amended to replace “Each Warrant entitles the holder of the Warrant the right, but not the obligation, to purchase one (1) share of Common Stock for one (1) dollar, and each Warrant shall expire on the date that is twelve (12) months from the Closing Date.” with:

i.	Each of Five Hundred Thousand (500,000) of such Warrants entitles the holder of the Warrant the right, but not the obligation, to purchase one (1) share of Common Stock for one dollar ($1.00), and each Warrant shall expire on the date that is thirty-six (36) months from the Closing Date; and,

ii.	Each of Five Hundred Thousand (500,000) of such Warrants entitles the holder of the Warrant the right, but not the obligation, to purchase one (1) share of Common Stock for one dollar thirty three cents ($1.33), and each Warrant shall expire on the date that is thirty-six (36) months from the Closing Date; and,

iii.	Each of Five Hundred Thousand (500,000) of such Warrants entitles the holder of the Warrant the right, but not the obligation, to purchase one (1) share of Common Stock for one dollar sixty-six ($1.66), and each Warrant shall expire on the date that is thirty-six (36) months from the Closing Date.

e.	The first sentence in Section 4.5(b) is hereby amended to replace the words “July 15, 2015” with “August 31, 2015”

3.          Except as herein provided, the terms of the Asset Purchase Agreement shall remain in full force and effect.

4.          Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

5.          This Amendment shall be null and void, and without further effect, unless the Seller and Kuusamo Capital Ltd. execute and Kuusamo Capital Ltd. funds the attached Binding Memorandum of Understanding (Exhibit A), on or before July 22, 2015.

6.          This Amendment may be executed in counterparts (including by facsimile or pdf signature pages or other means of electronic transmission) each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.          Should any provision of this Amendment be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Amendment as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MGT SPORTS, INC.
By:	/s/ Robert Ladd
	Name:	Robert Ladd
	Title:	President

RANDOM OUTCOME USA INC.
By:	/s/ Curtiss Wm. Krawetz
	Name:	Curtiss Wm. Krawetz
	Title:	Chief Executive Officer